Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of [__________], 2018 (the “Effective Date”), is by and among Maestro Sensors Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers, attached hereto as Exhibit A (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized the issuance of Series A Convertible Preferred Stock, par value $0.0001 (the “Shares”) in accordance with the form of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the “Certificate”), which Shares shall be convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

D. At each Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. In connection with this offer and sale of the Shares (the “Offering”), the Company, together with National Securities Corporation (the “Placement Agent”), have entered into an escrow agreement, in the form attached hereto as Exhibit D (the “Escrow Agreement”), with Delaware Trust Company (the (“Escrow Agent”), to hold the Purchase Price (as hereinafter defined), to be released at each Closing to the Company, upon the written consent of the Company and the Placement Agent.

F. The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. AUTHORIZATION, SALE AND ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK.

(a) Authorization. The Company will, prior to the Initial Closing Date (as defined below), authorize (a) the sale and issuance of the Shares, having the rights, privileges, preferences and restrictions set forth in the Certificate; and (b) the reservation of Conversion Shares for issuance upon conversion of the Shares.

(b) Series A Convertible Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on each Closing Date, the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

(c) Closing. The closing of the purchase of the Shares by the Buyers shall occur at one or more closings (each of which is referred to as a “Closing” and the date of each is referred to as a “Closing Date”). Each Closing shall take place at the offices of Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, CA 92612. The date and time of the initial Closing (the “Initial Closing Date”) shall be 11:00 a.m., New York time, on the first Business Day on which the conditions to the initial Closing (“Initial Closing”) set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d) Purchase Price. The aggregate of all Shares purchased and sold shall be no less than Five Million Dollars ($5,000,000) at a cash purchase price of $2.60 per share (the “Per Share Purchase Price”). The aggregate purchase price for the Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(e) Payment of Purchase Price; Delivery of Shares. On each Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company through the Escrow Agent for their respective Shares to be issued and sold to such Buyer at such Closing, and (ii) the Company shall deliver to each Buyer either (A) a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) or (B) an irrevocable instruction letter to the Company’s transfer agent to issue a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) and deliver such certificate to the Buyer as soon thereafter as possible.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants to the Company with respect to only itself that:

(a) Organization; Authority. Such Buyer (i) if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder, or (ii) if an individual, has the legal capacity to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Shares, and (ii) upon conversion of its Shares will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with the Company’s private placement memorandum, dated March 1, 2018, (the “Private Placement Memorandum”), and all other materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, and it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement. Such Buyer believes that it has received all the information such Buyer considers necessary or appropriate for deciding whether to purchase the Securities. Such Buyer understands that such discussions, as well as any information provided by the Company, including the Private Placement Memorandum, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description or disclosure of all material facts relating to the Company. The foregoing provisions of this Section 2(e), however, do not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Buyers to rely thereon.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement or Section 4(g) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance and documentation as may be requested by the Company or its legal counsel that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Buyer’s Principal Residence/Office. The address of Buyer’s principal residence, if Buyer is a natural Person, or principal office, if Buyer is a non-natural Person, such as a corporation, limited liability company or other entity, is set forth in column (2) of the Schedule of Buyers.

(k) No Engagements. Such Buyer has not engaged any brokers, finders or agents, and the Company has not, nor will, incur, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions consummated under this Agreement. Neither such Buyer, nor any of Buyer’s officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder: (i) engaged in or received any general solicitation or (ii) published or received any advertisement in connection with the offer or sale of the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Buyer as of the date of this Agreement and as of the Initial Closing Date and on each subsequent Closing Date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates) that:

(a) Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents, or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. The Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” Additionally, to the extent that any Subsidiary is hereafter created, and the context of the provision of this Agreement would ordinarily include a Subsidiary, then the term “Company” will be deemed to include such Subsidiary.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Shares) have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its respective boards of directors or the stockholders or other governing body. The Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof under the terms thereof. This Agreement has been, and the other Transaction Documents will be prior to the Initial Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Certificate, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in the Registration Rights Agreement) and each of the other agreements and instruments entered into and delivered by the Company and any of the other parties hereto in connection with the consummation of the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Conversion Shares. The Conversion Shares, when issued in accordance with the terms of the Certificate, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof under the terms thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company shall have reserved from its duly authorized capital stock not less than one hundred ten percent (110%) of the maximum number of Conversion Shares issuable upon conversion of the Shares in accordance with the terms of the Certificate. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, the Conversion Shares upon conversion of the Shares, the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, the Certificate or any other certificate of designation contained therein) or other organizational documents of the Company, any capital stock of the Company or Bylaws (as defined below) of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Initial Closing have been obtained or made on or prior to the Initial Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an “affiliate” (as defined in Rule 144) of the Company or (ii) to its knowledge, a “beneficial owner” of more than ten percent (10%) of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities and Exchange Act of 1934 Act, as amended (“1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its respective representatives.

(g) No General Solicitation; Placement Agent’s Fees. Except as set forth in Schedule 3(g) attached to the Disclosure Letter, neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any Placement Agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than the Placement Agent, the Company has not engaged any placement agent or other broker or dealer in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company or, to the Company’s knowledge, any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company (other than any required approval of holders of a majority of the outstanding common stock of the Company received before the Initial Closing) under any applicable stockholder approval provisions. None of the Company, nor its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Shares in accordance with this Agreement and the Certificate is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. Prior to any IPO of the Company: (1) the Company and its board of directors shall have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities; and (2) the Company and its board of directors shall have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company.

(k) Placement Documents. The Private Placement Memorandum provided to the Buyers in connection with the sale of the Shares, at the time of the date thereon, as it may be amended from time to time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being acknowledged and agreed by the parties that the Private Placement Memorandum was not necessarily a thorough or exhaustive description of, and was not intended to constitute, disclosure of all material facts relating to the Company. No other information provided by or on behalf of the Company to any of the Buyers taken together with such Private Placement Memorandum and the Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l) Absence of Certain Changes. Since the date of the Company’s Private Placement Memorandum, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company. Since the date of the Company’s Private Placement Memorandum, the Company has not (i) declared or paid any dividends (whether by cash, property or securities), (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined below), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company intends to incur or believe that it will incur debts that would be beyond its ability to pay as such debts mature.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. The Company has no knowledge of any event, liability, development or circumstance that has occurred or exists, or that is reasonably expected to occur or exist with respect to the Company or any of its business, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that (i) could have a material adverse effect on any Buyer’s investment hereunder or (ii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Incorporation or Bylaws. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. The Company and, to its knowledge, none of its directors, officers, agents, employees or other Persons acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Transactions With Affiliates. Except as set forth on Schedule 3(p) attached to the Disclosure Letter or in the Private Placement Memorandum, none of the officers, directors, employees, consultants or affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers, consultants or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of 15,000,000 shares of Common Stock, of which 4,040,000 shares (“Company Common Shares”) are issued and outstanding and no shares are reserved for issuance pursuant to Convertible Securities (as defined below) except as set forth in the Disclosure Letter, and 5,000,000 shares of the Company’s preferred stock, $0.0001 par value (“Preferred Stock”), none of which are issued or outstanding as of the date of this Agreement and 2,885,000 shares of which have been designated as Series A Convertible Preferred Stock. No approval of the shareholders is required for the issuance of the Shares or the Conversion Shares or any of the Convertible Securities. No shares of Common Stock are held in treasury. The Company Common Shares are duly authorized and validly issued, fully paid and non-assessable. To the Company’s knowledge, and except as set forth in the Private Placement Memorandum or the Disclosure Letter, no Person beneficially owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding in the private placement documentation that such identified Person is a 10% stockholder for purposes of federal securities laws). Additionally, as of the date hereof, except as set forth in the Private Placement Memorandum: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company (except as set forth in the Disclosure Letter); (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement and a warrant issued to the Placement Agent); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (viii) the Company has not issued any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true, correct and complete copies of the Certificate and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. “Convertible Securities” means preferred stock, options, warrants or other securities directly or indirectly convertible into, exchangeable for or exercisable for Common Stock of the Company.

(r) Indebtedness and Other Contracts. The Company, except as disclosed on Schedule 3(r) attached to the Disclosure Letter or in the Private Placement Memorandum, (i) has no outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s) Absence of Litigation. Except as set forth on Schedule 3(s) attached to the Disclosure Letter, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or other United States governmental agency involving the Company or any current or former director or officer of the Company.

(t) Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Title. The Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

(v) Intellectual Property Rights. To the Company’s knowledge, the Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct is business as now conducted and as presently proposed to be conducted. None of the Company’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(w) Environmental Laws. The Company (i) is in compliance with all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) Tax Status. The Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(y) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship involving the Company in respect of an off-balance sheet entity that would be required to be disclosed by the Company in a 1934 Act filing or that otherwise could be reasonably likely to have a Material Adverse Effect.

(z) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” or, to the knowledge of the Company, an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(aa) U.S. Real Property Holding Corporation. The Company is not, and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(bb) Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(cc) Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor, to its knowledge, any of its affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor, to its knowledge, any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(dd) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ee) Public Utility Holding Act. The Company is not a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(ff) Federal Power Act. The Company is not subject to regulation as a “public utility” under the Federal Power Act, as amended.

(gg) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(hh) Real Property. The Company holds good title to all real property, leases in real property, or other interests in real property stated as owned or held by the Company (the “Real Property”). The Real Property is free and clear of all mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Encumbrances”) and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) liens for current taxes not yet due, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(ii) Fixtures and Equipment. The Company has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s business in the manner as conducted prior to each Closing. The Company owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (i) liens for current taxes not yet due, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(jj) Illegal or Unauthorized Payments; Political Contributions. The Company nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

(kk) Money Laundering. The Company is in compliance with, and has not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ll) Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting the transactions consummated hereunder. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Private Placement Memorandum, the Disclosure Letter, the Transaction Documents and the schedules to this Agreement, furnished by or on behalf of the Company, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, it being acknowledged and agreed by the parties that the Private Placement Memorandum was intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description or disclosure of all material facts relating to the Company. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption, or to qualify the Securities, for sale to the Placement Agent at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required in connection with the consummation of the transactions consummated hereunder under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. After the date the Company becomes subject to the periodic reporting requirements under Sections 13 or 15(d) of the 1934 Act, as amended from time to time, together with the regulations promulgated thereunder (a “Reporting Company”), and until the date on which the Buyers shall have sold all of the Registrable Securities (such period, to end in any event, whether or not such securities have been sold, not later than five years after such date, the “Reporting Period”), the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination unless such termination is approved by the holders of a majority stockholders of the voting power of the Company, or unless no Buyer has demand registration rights under the Registration Rights Agreement or unless no Buyer is a holder of record of Conversion Shares (collectively, the “Termination Conditions”).

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for general corporate purposes, as set forth in the Private Placement Memorandum, including any qualifications or exceptions set forth therein; provided, however, that the Company shall not use any of the proceeds to make or repay loans to any officer or director of the Company.

(e) Listing. In connection with the Company becoming a Reporting Company, the Company shall in connection with any proper demand for registration of Registrable Securities under the Registration Rights Agreement (if the same has not previously occurred) promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall thereafter maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system unless one of the Termination Conditions has occurred. During any period that the Common Stock is listed or designated, the Company shall use commercially reasonable efforts to maintain the Common Stock’s listing or designation for quotation (as the case may be) on The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). During the Reporting Period, the Company shall use commercially reasonable efforts not to take any action which could be reasonably expected to prevent a listing or result in the delisting or suspension of the Common Stock from an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby and resulting from the retention by the Company of any placement agent, financial advisor or broker (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). Except when such Buyer has breached Section 2(k) hereof, the Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other bona fide loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer making a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a holder of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(h) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred ten percent (110%) of the maximum number of Conversion Shares issuable upon conversion of the Shares.

(i) Conduct of Business. So long as any of the Securities are held by the Buyers and their successors in interest and assigns, the business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(j) Subsequent Placements. So long as the Shares are outstanding, the Company shall, without the prior written consent (the “Required Buyers Consent”) of the Required Buyers (as defined below), be prohibited from effecting or entering into an agreement to effect any offering or placement of equity or equity linked securities of the Company, including without limitation any shares of Series A Preferred Stock that remain authorized and unissued following the termination of the offering pursuant to this Agreement (“Subsequent Placement”). The Required Buyers Consent may be conditioned upon the Company providing additional rights to the Holders in connection with any Subsequent Placement including, without limitation, right of participation, increase in the amount of the Stated Value (as defined in the Certificate) and additional redemption rights. Notwithstanding anything to the contrary herein, the term “Subsequent Placement” shall not include (i) a firm commitment underwritten initial public offering through a registered broker-dealer (an “IPO”), (ii) with the prior written consent of Liquid Venture Partners, LLC, an affiliate of the Placement Agent (“LVP”), a placement (or series of placements), based on a pre-issuance valuation of the Company of at least the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the Subsequent Placement issuance, multiplied by (B) the product of: (x) the Per Share Purchase Price, multiplied by (y) two, and in which in the aggregate gross proceeds to the Company do not exceed $2 million, or (iii) the issuance of equity or equity linked securities, other than Series A Preferred Stock, based on a pre-issuance valuation of the Company of at least the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the Subsequent Placement issuance, multiplied by (B) the product of: (x) the Per Share Purchase Price, multiplied by (y) two, to one or more of the Company’s strategic partners and/or licensors in consideration of non-cash assets or license rights from the strategic partner or licensor, which issuances in the aggregate shall not exceed securities worth $5 million. All shares of Common Stock issued or issuable pursuant to the securities of the Company issued under this Section 4(j) shall be subject to the 12 month lock-up set forth in Section 4(t). “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time, by its terms, convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(k) Change of Control. Prior to an IPO, the Company may not effect a Change of Control without the prior written consent of the Required Buyers. “Change of Control” means (x) the acquisition of the Company by another entity by means of any transaction (including, without limitation, any stock acquisition, reorganization, merger or consolidation) that contemplates an enterprise value of the Company of less than the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the effective date of the Change of Control, multiplied by (B) the product of: (i) the Per Share Purchase Price, multiplied by (ii) two, or (y) a sale of all or substantially all of the assets of the Company (including, for purposes of this section, the sale or exclusive license of intellectual property rights which, in the aggregate, constitutes substantially all of the corporation’s material intellectual property assets for an aggregate purchase price of less than the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the effective date of the Change of Control, multiplied by (B) the product of: (i) the Per Share Purchase Price, multiplied by (ii) two). In the event of a Change of Control, each Buyer shall have the right but not the obligation, by providing a written request to the Company prior to the effective date of the Change of Control event, to require the Company to purchase some or all of such Buyer’s Shares outstanding at a purchase price per Share equal to the product of: (A) two, multiplied by (B) the Per Share Purchase Price (the “Put Option Right”). The Company shall not enter into any Change of Control transaction pursuant to which it would be unable to purchase back all of the issued and outstanding Shares then held by the Buyers (including their assignees) at the time of proposed Change of Control event pursuant to a full exercise by all of the Buyers (including their assignees) of their Put Option Right.

(l) Variable Rate Transaction. Notwithstanding anything in this Agreement to the contrary, until the later of (i) the first date that any Share is converted to a Conversion Shares or (ii) three (3) years after the Company becomes a Reporting Company, the Company shall be prohibited from effecting or entering into any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at the market offering”) whereby the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the offer or sale of the Series A Preferred Stock shall not be deemed to be a Variable Rate Transaction.

(m) Passive Foreign Investment Company. For the period ending on the third year anniversary after the Company becomes a Reporting Company, the Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(n) Restriction on Redemption and Cash Dividends. So long as any Shares are outstanding and have not been converted to Conversion Shares, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Buyers.

(o) Corporate Existence. So long as any Shares are outstanding and have not been converted to Conversion Shares, the Company shall maintain its corporate existence and shall not sell, assign or transfer all or substantially all of the Company’s assets.

(p) Board of Directors; Size. On the Initial Closing Date, the Company shall have a board of directors of one person, Michael Leabman, and the board of directors shall have appointed Emily Wang Fairbairn (“Fairbairn”) to the board of directors, and Fairbairn shall have accepted such appointment, such appointment to take effect immediately following the final Closing. At all times after the final Closing of the Offering, and subject only to the Grace Period, the Company shall have a board of directors consisting of at least two persons, at least one of whom is either Fairbairn or independent pursuant to Nasdaq Listing Rule 5605(a)(2). No later than six (6) months after the Initial Closing Date, so long as any Shares are outstanding and have not been converted to Conversion Shares, and continuing thereafter subject only to the Grace Period, the Company shall have a board of directors of at least three persons and at least two members of the board of directors shall be independent pursuant to Nasdaq Listing Rule 5605(a)(2). No later than nine (9) months after the Initial Closing Date, so long as any Shares are outstanding and have not been converted to Conversion Shares, and continuing thereafter subject only to the Grace Period, the Company shall have a board of directors of at least four persons and at least three members of the board of directors shall be independent pursuant to Nasdaq Listing Rule 5605(a)(2), and the board of directors and committees thereof shall conform to the requirements of Nasdaq Listing Rule 5605 applicable to smaller reporting companies (without regard to the cure periods and phase-ins permitted under Rule 5605). No later than twelve (12) months after the Initial Closing Date, so long as any Shares are outstanding and have not been converted to Conversion Shares, and continuing thereafter subject only to the Grace Period, the Company shall have a board of directors of at least five persons and at least three members of the board of directors shall be independent pursuant to Nasdaq Listing Rule 5605(a)(2), and the board of directors and committees thereof shall conform to the requirements of Nasdaq Listing Rule 5605 applicable to smaller reporting companies (without regard to the cure periods and phase-ins permitted under Rule 5605). In the event that the Company fails to meet any of the board constitution requirements set forth above due to the death, disability or resignation of a sitting director, the Company shall have 30 days to come into compliance with such requirement provided that during such period the Company uses its reasonable best efforts to come into compliance with such requirement as promptly as practicable (“Grace Period”). So long as the Shares are outstanding, all persons appointed to the board of directors shall require the written consent of either LVP or the Required Holders.

(q) Intellectual Property Strategy. Within three months following the Effective Date, the Company will adopt an intellectual property strategy reasonably acceptable to LVP, and provide a written summary of the strategy to the Placement Agent.

(r) Incentive Equity. The Company has adopted an incentive stock or equity award plan (the “Plan”) that is attached hereto as Exhibit E and which provides for awards of up to 960,000 shares of Common Stock. As of the Effective Date, 960,000 shares of Common Stock remain eligible for issuance under the Plan for future issuance (the “Reserved Shares”). The Company hereby agrees that prior to the closing of the IPO, the Company shall only issue “Options” (as defined in the Plan) under the Plan and that the exercise price per share for any Options issued shall not be less than the greater of (i) $2.60 per share of Common Stock or (ii) the fair market value per share of the Common Stock at the time of grant, as determined by an IRS Code Section 409(A) valuation obtained by the Company with respect to such Options, without the unanimous consent of the Board of Directors; provided, however, that notwithstanding the foregoing, prior to the final Closing and during the first 30 days after the final Closing, the Company shall have the right to issue Options under the Plan having an exercise price per share of not less than $1.50 per share. Following the completion of the Offering, up to and including the date of an IPO, the Reserved Shares shall not represent in excess of fifteen percent (15%) of the number of fully diluted shares of Common Stock; provided, however, that solely for purposes of the foregoing calculation, shares of capital stock subsequently redeemed by the Company shall not reduce the number of fully diluted shares of Common Stock. The Plan will not be amended to increase the number of shares subject thereto until the Company becomes a Reporting Company or with the approval of the Required Buyers. By each Buyer’s execution and delivery of this Agreement, each Buyer hereby consents to the adoption by the Company of the Plan attached hereto as Exhibit E as of the date each Buyer acquires the Shares purchased by each such Buyer.

(s) Independent Accountants. After the Initial Closing Date, the Company have an independent certified public accounting firm, which firm is actively registered with the PCAOB, engaged at all times; provided that if the Company fails to maintain such engagement at any time due to the resignation of its then current accounting firm the Company shall have 30 days to come into compliance with such requirement provided that during such period the Company uses its reasonable best efforts to come into compliance with such requirement as promptly as practicable. The Company shall cause such accounting firm to prepare and deliver to the Buyers on or before March 31, 2019 an audit of the Company’s financial statements for the year ended December 31, 2018, with such audit in form and substance as would be necessary and sufficient to meet the filing requirements of a registration statement on Form S-1 filed under the 1933 Act.

(t) Lock Up. In connection with the IPO, the Company will use its best efforts to obtain lock-up agreements from all officers, directors and employees of the Company, any direct or beneficial owner of five percent (5%) or more of the Common Stock (excluding any Conversion Shares for purposes of calculating the five percent (5%)), and National Securities Corporation (“NSC”) and any beneficial holders of shares of Common Stock who are affiliates of NSC in respect of shares of Common Stock issued upon exercise of any warrants issued in connection with the offering by the Company of the Shares (the “Financing Shares”) (for clarity, the lock up for NSC and its affiliates will not apply to any other shares of Common Stock, including any shares of Common Stock acquired in the public markets); the foregoing lock up to extend for a period of 12 months after the effective date of the registration statement for the IPO.

(u) Investor Market Stand-Off. In connection with the IPO, if any, each Buyer hereby agrees that, for one hundred eighty (180) days from the effective date of such registration (the “Restricted Period”), it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired or with respect to which such Buyer has or hereafter acquires the power of disposition; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) is to be settled by delivery of Common Stock, other securities, in cash or otherwise, without the prior written consent of the managing or lead underwriter of such offering. In order to enforce the restrictions agreed to by Buyer in this Section 4(u), the Company may impose stop-transfer instructions with respect to any security acquired under or subject to this Agreement until the end of the Restricted Period. The Company’s underwriters shall be third-party beneficiaries of the restrictions set forth in this Section 4(u).

(v) IPO Commitment. The Company shall, no later than March 31, 2019, subject to extension upon the prior written approval of the Required Holders (such date, hereinafter, the “Form S-1 Filing Due Date”), file with or submit confidentially to the SEC (in the Company’s discretion) a registration statement on Form S-1 (or any successor form thereto) to register and sell Common Stock in an IPO and shall complete the IPO no later than March 31, 2020, subject to extension upon the prior written approval of the Required Holders.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Shares and, if issued, the Conversion Shares in which the Company shall record the name and address of the Person in whose name the Shares and/or Conversion Shares have been issued (including the name and address of each transferee), the aggregate number of Shares or Conversion Shares held by such Person, and any tax related information required to be maintained. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. If a Buyer effects a sale, assignment or transfer of the Conversion Shares, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”) in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations under this Section 5(b) will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined and provided in the Registration Rights Agreement), provided that the applicable Buyer(s) or its or their representatives and/or brokers have provided the documentation to counsel reasonably necessary or required for the basis of such legal opinion. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN]/[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible and will remain for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made and thereafter made without registration under the applicable requirements of the 1933 Act, or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC, provided that Buyer provides the Company with a reasonable description of the authority Buyer is relying upon). If the Company is a Reporting Company and a legend is not required pursuant to the foregoing, the Company, at its expense, shall no later than two (2) Business Days following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with the DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch for delivery (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e) Failure to Timely Deliver; Buy-In. If the Company is a Reporting Company and the Company improperly fails to (i) issue and dispatch for delivery (or cause to be so dispatched) to a Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (ii) credit the balance account of such Buyer’s or such Buyer’s nominee with DTC for such number of Conversion Shares so delivered to the Company, and if on or after the business day immediately following the Required Delivery Date such Buyer (or any other Person in respect, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Buyer so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Buyer, the Company shall, within five (5) Business Days after such Buyer’s request and in such Buyer’s sole discretion, either (x) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (y) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest closing sale price of the Common Stock on any Business Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (y).

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Shares to each Buyer at a Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and a Rule 506 “Bad Actor” Questionnaire, and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Escrow Agent on behalf of the Company the Purchase Price for the Shares being purchased by such Buyer at such Closing by check in collected funds through the Escrow Agent or wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of such Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

(iv) A minimum of 1,923,077 Shares, for the minimum gross proceeds of at least $5,000,000, are purchased by the Buyers at the Initial Closing.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Shares at a Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer either (A) a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) or (B) an irrevocable instruction letter to the Company’s transfer agent to issue a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) and deliver such certificate to the Buyer as soon thereafter as possible.

(ii) The Buyers shall have received an opinion of Much Shelist, P.C., the Company’s counsel, dated the date of the Initial Closing, stating that the Company is duly incorporated, the Transaction Documents have been duly authorized, that the Shares are be duly authorized, fully paid and non-assessable and that the Conversion Shares, if and when issued will be duly authorized, fully paid and non-assessable, which opinion may be subject to such assumptions and conditions are normally set forth in opinions of legal counsel in respect of such matters.

(iii) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of such Closing Date.

(iv) The Company shall have delivered to such Buyer a certificate or other reasonably acceptable evidence evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of such Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the Company’s jurisdiction of incorporation within ten (10) days of such Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company as in effect at the Closing.

(vii) Each and every representation and warranty of the Company shall be true and correct as of the applicable Closing Date in all material respects (except for representations and warranties that include an express materiality qualification, which shall be true and correct in all respects and, except further, representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date (except for covenants, agreements and conditions that include an express materiality qualification, which shall performed, satisfied or complied in all respects. Such Buyer shall have received a certificate, executed by the President of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(ix) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(x) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xi) The Company shall not have amended, modified, waived compliance with or terminated, revoked or rescinded in any manner or respect (and the Company shall not have taken any action, or permitted any action to be taken (whether through the Company’s inaction or otherwise), that has a similar effect to any of the foregoing) any provision of any of material agreements and all of such agreements shall be in full force and effect.

(xii) The Company shall have delivered to such Buyer a letter dated as of the Initial Closing Date, in a form reasonably acceptable to such Buyer, executed by the Company (the “Disclosure Letter”).

(xiii) The Company shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xiv) A minimum of 1,923,077 Shares, for the minimum gross proceeds of at least $5,000,000, are purchased by the Buyers at the Initial Closing.

(xv) At the Initial Closing Date, the Company will have engaged an independent certified public accounting firm, which firm is actively registered with the PCAOB, and shall have delivered written evidence of such engagement to LVP on behalf of the Buyers.

(xvi) The Company shall have delivered to LVP on behalf of the Buyers written evidence of the Company’s appointment of Fairbairn, and Fairbairn’s acceptance of such appointment, as required by Section 4(p).

8. TERMINATION.

(a) This Agreement may be terminated prior to the Initial Closing:

(i) by written agreement of the Buyers and the Company; or

(ii) by either the Company or a Buyer (as to itself but no other Buyer) upon written notice to the other, if the Initial Closing shall not have taken place by 4:30 p.m. Eastern time on June 30, 2018, subject to extension to December 31, 2018 pursuant to the mutual agreement of the Company and the Placement Agent; provided, that the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(b) No termination of this Agreement shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and any Buyer, or any instruments any Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Buyers, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents who are holders of Shares. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. “Required Buyers” means Buyers having Purchase Prices in the aggregate that are at least equal to a majority of the aggregate Purchase Price for all Buyers.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); and (iii) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Maestro Sensors Inc.

2227 Ashbourne Drive
San Ramon, CA 94583
Facsimile: (312) 521-2898
Attention: Michael Leabman

with a copy (for informational purposes only) to:

Much Shelist, P.C.

191 N. Wacker Drive, Suite 1800
Chicago, IL 60606
Facsimile: (312) 521-2898
Attention: Greg Grove, Esq.

If to a Buyer, to its address or facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Facsimile: (949) 732-6501

Attention: Daniel K. Donahue, Esq.

or to such other address or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Buyers, except in the event of a Change of Control. A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing and shall expire on the conversion of the Shares into Conversion Shares. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements for one (1) counsel to all the Buyers (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) or which otherwise involves such Indemnitee that arises out of or results from (i) the execution, delivery, performance or successful enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), in each of cases (i)-(iii) above, if and only if the claim is based on Company action or inaction. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement. No Indemnitee shall be entitled to indemnification under this Section 9(k) to the extent an Indemnified Liability arises out of the gross negligence or willful misconduct of such Indemnitee.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m) Remedies. Each Person having any rights under any provision of this Agreement shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

[Signature pages follows]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MAESTRO SENSORS INC.

By:
Michael Leabman, Chief Executive Officer

[Buyer Signature Page Follows]

BUYER SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT

MAESTRO SENSORS INC.

[Buyer’s signature to be provided by way of its execution of the Omnibus Signature Page to the Agent’s “Omnibus Signature Page and Investor Questionnaire” with respect to this Offering.]

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